AMENDMENT TO SECURITIES EXCHANGE AGREEMENT

Amendment dated as of July 16, 2010 to the Securities Exchange Agreement dated as of the 15th day of April, 2010 (“Original Agreement”) by and between Millennium Prime, Inc., a Delaware corporation (the “Millennium”) and the individuals whose names appear on the signature page hereof, each being a principal shareholder/member  (the “Principal Shareholders”) of BONG SPIRIT IMPORTS LLC., a Florida Limited Liability  Corporation (“Bong”).

WHEREAS,  Millennium and the Principal Shareholders entered into the Original Agreement based on certain conditions and assumptions including but not limited to the anticipated fair market value of Millennium’s Common Stock at Closing; and

WHEREAS, Millennium has offered the Principal Shareholders an aggregate of 30,000,000 additional shares of its Common Stock in lieu of the dimunition of the fair market value of its Common Stock thereby increasing the number of shares of Millennium Common Stock to be delivered at Closing to an aggregate of 60,000,000; and

WHEREAS, in lieu of this adjustment and in recognition of the financial advances and concessions made to Bong by Millennium the Principal Shareholders on behalf of all shareholders/members of Bong have agreed to enter into a Lock-up Agreement with Millennium  ; and

             WHEREAS, the Principal Shareholders have agreed to accept the additional shares and provide Millennium with the Lock-up Agreements to complete the transactions contemplated by the Original Agreement and have agreed to amend the Original Agreement as set forth herein.

NOW THEREFORE, in consideration of the agreements set forth in the Amendment (defined below) and those contained in the Original Agreement, the parties agree as follows:

A.           CERTAIN DEFINITIONS.

(a)            Except as otherwise provided in this agreement, all words and terms defined in the Original Agreement, have the same meanings in this agreement as such defined words and terms are given in the Original Agreement.

(b)           “Agreement” means the Original Agreement dated April 15, 2010, as supplemented and amended by this agreement and as from time to time further supplemented and amended.

(c)           “Amendment” means this agreement dated as of July 16, 2010.

B.           The last line of the second recital paragraph contained in the Original Agreement is hereby deleted and replaced with the following:

“The aggregate number of shares of Millennium Stock to be delivered at Closing shall 60,000,000”

C.        ARTICLE 4 – REPRESENTATIONS OF PRINCIPAL SHAREHOLDERS

Except as set forth on Schedule C there have been no material changes affecting Bong or its business, in any manner that would make the transaction contemplated hereby prohibitive.

D.        LOCK UP AGREEMENT

            As a further condition to Closing the transactions contemplated hereby and further consideration for increasing the number of shares of Millennium Stock issuable to the shareholder/members of Bong, all of the shareholder/members receiving Millennium Stock at Closing shall execute the attached Lock-up Agreement (Exhibit D-1) with respect to those shares of Millennium Stock issued to them in connection with the Closing and  the holders of the Bong Notes receiving the Millennium Stock at Closing shall execute the attached Lock-up Agreement (Exhibit D-2) with respect to those shares of Millennium Stock issued to them in connection with the Closing.

E.           EFFECT OF ORIGINAL AGREEMENT.

Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Original Agreement shall remain in full force and effect from and after the effective date of this Amendment.

This Amendment has been duly authorized and approved by all required corporate action by Millennium and does not violate its certificate of incorporation or by-laws.

SIGNATURE PAGE ATTACHED

MILLENNIUM PRIME, INC.

By:	/s/ John F. Marchese
John F. Marchese, President

BONG PRINCIPAL SHAREHOLDERS

/s/ James Beach Drummond

/s/ Paul Taeger